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                                                                  EXHIBIT 99.6.8

                                              CONTRAT REVENDEUR PHENIX NAVIGATOR

                                                CONTRAT DE SOLUTIONS PARTENAIRES

                                                                PHENIX NAVIGATOR

                                                      SOLUTION DE NAVIGATION GPS

                                          Convention de distribution commerciale
                                                                    Octobre 2004

PHENIX NAVIGATOR

ENTRE

Le fournisseur:

La societe PTV ONLINE, SAS au capital de 100.000 (euro) immatriculee au RCS de
Paris sous le n(0)B 432 905 529, domiciliee au 21, rue Bergere - 75009 PARIS -
France.

Telephone: 01 44 83 67 99

Representee par son Managine Director: Monsieur Cyril STERN

Designee dans la presente par PTV

ET

LE PARTENAIRE:

IRISIO, societe SAS au capital de 500.000 (euro), de droit francais, immatriculee au Registre de Commerce et des Societes de PARIS, sise 414 rue
Saint Honore - 75008 PARIS - FRANCE, representee par son Directeur General
Bernard BOUVEROT.

Designe par la presente par IRISIO

Partenariat

ss. 1 Editeur

MAP&GUIDE GmbH (Filiale a 100% de PTV AG), Albert-Nestler-Str. 10, 76131
Karisruhe, Allemagne est l'editeur de logiciels map&guide

PTV, 21, rue bergere 75009 Paris est son representant en France disposant des droits de revente et de distribution de l'ensemble de la gamme map&guide.

ss. 2 Termes du contrat
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PTV autorise IRISIO a commercialiser sous les termes du contrat la solution deecrite cidessous. Qui sera deesigne par le terme (le produit) dans ce document.

     -    Phenix Navigator: solution de navigation onboard.

ss. 3 Droits d'interfacage pour IRISIO

IRISIO, en devenant partenaire de PTV est autorise a interfacer le produit a
d'autres solutions existantes, installees sur le terminal ou sur des serveurs distants.

ss. 4 Droits relatifs au produit

Conformement au partenariat etabli entre les deux parties de ce present contrat, tous les droits attaches au produit, particulierement les brevets, les marques deposes, les copyrights des logiciels contenus (programmes, bases de donnees et guide utilisateurs), restent laa propriete exclusive de MA&GUIDE GmbH. Seule la margque (Phenix Navigator) reste la propriete exclusive d'IRISIO.

ss. 5 Droits de commercialization

     1.   IRISIO est autorise a commercialiser Phenix Navigator associe a son proper software ou hardware, a des clients, des distributeurs et des commercants.

     2.   IRISIO devra contituer necessairement pour chacun de ses clients des contrats individuals pour les droits d'utilisation et de restrictions.

ss. 6 Copyright

     1.   IRISTIO ne pourra pas acquerir les droits d'utilisation des marques de facon definitive. A l'expiration du contrat entre les parties, IRISIO sera tenu d'arreter d'utiliser les marques de MAP&GUIDE GmbH.

     2.   IRISIO pourra developer ses propres guides utilisateurs. Cependant,
          IRISIO aura l'obligation d'afficher sur l'emballage, le guide uilisateur et le disue contenant le programme les droits de licence de la facon suivante:

               <<(C) 2004 map&guide by PTV >> et <<Navteq Onboard>>

ss. 7 Tarifs 2004

Les tariffs sont susceptibles de modifations annuellement.

Licence logicielle Phenix Navigator, carte France City 169, 15 (euro) HT

ss. 8 Conditions de paiement et de livraison

     1.   La facturation se fait a la commande. Le reglement a 30 jours apres la date de facturation.

     2.   Les fiches declaratives doivent etre remplies et renvoyees a PTV pour chque licence commercilaisee tous les 15 du mois suivant et doit mentionner les coordonnees du client utilisant le produit. (Voir fiche declaration de ventes en Annexe 1).

     3.   Un contrat de conditions de licence debra impeerativement etre signe et renvoye a PTV pour chaque client utilisateur du prduit aupres desquels IRISIO revendra une ou plusieurs licences.
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     4.   L'ensemble des logiciels reste la propriete de PTV tant qu'elles n'ont part ete payees par IRISIO.

ss. 9 Responsablilite

IRISIO sera responsible de la bonne utilization et du respect des condition generales d'utilsation aupres de son client.

PTV pourra assister IRISIO dans la defense des droits d'utilisation en cas de litige eventual a la condition qu'IRISIO ait informe PTV de cette reclamation en lui fournissant les documents necessaries, (correspondences et information appropriees).

ss. 10 Contacts

IRISIO et Ptv son representes par les personnes citees en page 2 de ce document.
Les representants de chcune des parties sont consideres comme les contacts pour toutes question relatives aux aspects commerciaux et techniques de ce contrat.
Par ailleurs ces personnes sont autorises a prendre des decisions techniques et commerciales pouvant impacter sur les raltions contractuelles entre les parties et devront metter en oeuvre les moyens necessaries pour maintenir de bonnes conditions de cooperation entre les deux parties.

En cas de changement d'un ou plusieurs representants, la partie concernee devra tenir informe ses homologues et faire connaitre les nouveaux contacts par ecrit.

Ces personnes pourront suivre les cours de formation fournis par PTV ou
l'Editeur MAP&GUIDE GmbH.

ss. 11 Debut et duree du contrat

La relation contractuelle entre les parties debute a la signature du present contrat pur une duree de 24 mois

Le contrat peut etre rompu par chaque partie, a la fin de chaque trimester sous un preavis de six semaines. La duree minimum du contrat est de 24 mois a partir de sa signature.

ss. 12 consequences de la rupture du contrat

     1.   Les contrats individuels pour l'approvisionnement des produits conclus avant l'echeance de ce contrat entre PTV et IRISIO reteront inchanges.
          PTV n'aura cependant pas l'obligation de livrer dans le cas d'une rupture de contrat due a la reponsabilite d'IRISIO, ce type de rupture de la part de PTV s'applique aussi sur tout contrat individual.

     2.   Au terme de ce contrat, IRISIO, ne sera plus autorise a associer ses solutions avec celles de PTV, et cesesra d'utiliser les marques de
          MAPT&GUIDE GmBh et ne purra faire aucune reference a l'existence de ce contrat.

     3.   IRISIO renverra les equipements fournis par PTV a titre de demonstration. Il ne pourra plus utiliser le materiel promtionnel ou tout autre equipemet don't MAP&GUIDE demeure l'unique proprietaire.

ss. 13 Confidentialite

IRISIO est tenu de respecter une clause de confidentialite vis-a-vis des produits de MAP&GUIDE GmbH et de PTV pendant et apres la duree de ce contrat.
PTV s'engatge a la reciprocite de cette confidentialite. PTV pourra citer IRISIO dans sa liste de reference client.

ss. 14 Generalites
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     1.   Aucun amendement a ce contrat ne sera valide a moins qu'il n'ait ete ecrit et signe par les deux parties. Ce contrat consitue, a ce jour, le seul accord valide etabli entre les deux parties.

     2.   Si un element de ce contra test finalement juge irrecevable, cela
          n'entraine en aucun cas l'invalidite des autres elements de ce contrat. Les parties seront tenues de modifier ces elements de maniere a faciliter l'objectif commercial de ce contrat.

     3.   Communication commerciale

Des la signature du present contrat, les deux parties s'autorisent le droit de comminquer leur accord de partenariat dans la presse professionnelle specilaisee. Chaque communique de presse sera soumis a l'approbation des deux parties. En cas de litige seul le tribunal de commerce de Paris est competent.

Paris, le

IRISIO                                               PTV

Bernard Bouverot                                     Cyril Stern

Directeur General                                    Directure General

DISTRIBUTION CONTRACT  - ENGLISH VERSION

Partner-Reseller Contract Phenix Navigator
October 2004

The supplier:

The company PTV ONLINE, SAS
Address: 21 rue Bergere-75009 Paris, France
Represented by its Managing Director Mr. Cyril Stern

The reseller partner:

The company Irisio, SAS

Address:414 rue Saint Honore-75008 Paris, France
Represented by its General Manager Mr. Bernard Bouverot

Partnership

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1/ Editor

MAP&GUIDE Gmbh, a 100% subsidiary of PTV AG, Karlsruhe, Germany, is the editor of the Map&Guide software,

PTV in France is its representative in France, which has been authorized to be the reseller and the distributor of the whole range of Map&Guide services.

2/ Contract Terms

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PTV hereby authorizes Irisio to sell under the terms of this contract the solution described below (the "Product"):

-Phenix Navigator: On-board navigation solution

3/ Rights of interface for Irisio

Irisio, by becoming the partner of PTV is thereby authorized to interface the product to other existing solution, installed on a terminal or on a remoter server.

4/Rights relative to the product

According to the terms of this contract, all the rights attached to the product, most particularly the patents, the trademarks, the copyrights (software programs, data bases and manuals) remain the entire property of Map&Guide Gmbh.
Only the solution "Phenix Navigator" remain the exclusive property of Irisio.

5/ Right to sell

Irisio is authorized to sell Phenix Navigator bundled to its own software or hardware, to clients, distributors or retailers. Irisio will necessarily have to have separate contract with each of its clients specifying rights of usage and restrictions.

6/ Copyright

Irisio will not be allowed to acquire the right to use the trademarks for ever.
At the term of the contract between the parties, Irisio will have to terminate marketing the trademarks of Map&Guide Gmbh. Irisio is allowed to develop its own user's manuals; however, Irisio has the obligation to display on the shipping boxes, the manuals and the program disk the license rights in the following fashion:

"c 2004 map&guide by PTV" and "Navteq Onbard"

7/Pricing 2004

Pricing is subject to change annually

Software license Phenix navigator, map France city: EURO 169.15, net of taxes

8/ Conditions of payment and delivery

Billing is done at the time of order. Payment at 30 days.

9/ liabilities

Irisio is responsible for the actions of their clients regarding the use of the product.

PTV will be in a position to assist Irisio in the defense of its claims if proper notice and documentation is furnished.

10/ Contacts

This section is not relevant

11/ Effective date and duration of the contract.

The contractual relationship between the parties starts from the signature date of this contract for a duration of 24 months.

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The contract can be terminated by each of the parties, at the end of each quarter upon six weeks prior notice. The minimum duration of the contract is 24 months from the signature date.

12/ Consequences of contract cancellation.

The individual contracts signed between Irisio and their clients for the supply of the Product before the cancellation of the contract between the parties will not be changed. However, in the event that the contract is cancelled due to the responsibility of Irisio, PTV will not have the obligation to supply the
Product, including under the terms of the individual contracts.

Upon termination of the contract, Irisio will no longer be authorized to bundle its solutions to PTV's, and will cease to use the trademarks owned by Map&Guide
Gmbh and will not be allowed to refer to the existence of this contract.

Irisio will return the demo equipments supplied by PTV. It will not be allowed to utilize promotional materials or any other equipment that is the property of
Map&Guide.

13/ Confidentiality

Boiler plate clauses.

14/ General

Once this contract is effective, each party will have the right to promote the partnership in trade magazines.

Signed by Bernard Bouverot, General Manager of Irisio and by Cyril Stern,
Managing Director of PTV on November 22, 2004
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